Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of MainStreet BankGroup Incorporated on Forms S-8 of our report dated January 16, 1998 on our audits of the consolidated financial statements of MainStreet BankGroup Incorporated as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Greensboro, North Carolina
March 26, 1998